Exhibit 3.11

LIFELOC TECHNOLOGIES, INC.
BY-LAWS

ARTICLE I. - Offices

The principal offices of the corporation shall initially be at Wheat Ridge, Colorado, but the board of directors, in its discretion, may keep and maintain offices wherever the business of the corporation may require.

ARTICLE II. - Meeting of Shareholders

1.  Time and Place: Any meeting of the shareholders, other than the annual meeting, may be held at such time and place, within or outside of the State of Colorado, as may be fixed by the board of directors or as shall be specified in the notice of the meeting or waiver of notice of the meeting.

2.  Annual Meeting: The annual meeting of the shareholders shall be held at the offices of the corporation or at such other place and at such date as the board of directors may determine.

3.  Special Meetings: Special meetings of the shareholders, for any purpose or purposes, may be called by the president, the board of directors, or the holders of not less than one tenth of all of the shares entitled to vote at the meeting.

4.  Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders. The record date may not be fixed more than fifty and, in the case of a meeting of the shareholders, not less than ten days before the date of the proposed action, except when it is proposed that the authorized shares be increased, in which case the record date shall be set not less than thirty days before the date of such action.

5.  Voting List: At least ten days before each meeting of shareholders, the secretary of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment of such meeting, which list shall be arranged in alphabetical order and shall contain the address of and number of shares held by each shareholder. This list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder during usual business hours of the corporation and during the whole time of the meeting.

6.  Notices: Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting unless it is proposed that the authorized shares be increased in which case at least thirty days notice shall be given. Notice shall be given either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. If delivered personally, such notice shall be deemed to be delivered when handed to the shareholder or deposited at his address as it appears on the stock transfer books of the corporation.

7.  Quorum: Except as otherwise provided by law, a majority of the shares present in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum shall not be present or represented, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not to exceed sixty days at any one adjournment, until the number of shares required for a quorum shall be present. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting originally called. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

8.  Voting: Except as otherwise provided by law, all matters shall be decided by a vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter. Each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Voting shall be oral, except as otherwise provided by law, but shall be by written ballot if such written vote is demanded by any shareholder present in person or by proxy and entitled to vote.

9.  Waiver: Whenever law or these bylaws require a notice of a meeting to be given, a written waiver of notice signed by a shareholder entitled to notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of notice. Attendance of a shareholder in person or by proxy at a meeting shall constitute a waiver of notice of a meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

10.  Action by Shareholders Without a Meeting: Any action required to or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.

ARTICLE III.-Directors

The business and affairs of the corporation shall be managed by a board of directors which shall exercise all the powers of the corporation, except as otherwise provided by Colorado law or the articles of incorporation of the corporation.

1.  Number: The number of directors of this corporation shall be a minimum of three and not more than nine.

2.  Election: The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

3.  Term: Each director shall be elected to hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

4.  Removal and Resignation: Any director may be removed at a meeting expressly called for that purpose, with or without cause, by a vote of the holders of the majority of shares entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

5.  Vacancies: Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the size of the board of directors shall be filled by the affirmative vote of a majority, though less than a quorum, of the remaining directors. A director elected to fill a vacancy shall hold office during the unexpired term of his predecessor in office. A director elected to fill a position resulting from an increase in the board of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

6.  Meetings: A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice of this meeting of the board of directors need be given. The board of directors may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice. Special meetings of the board of directors may be called by the president or by any member of the board of directors.

7.  Notices: Notice of a special meeting stating the date, hour and place of such meeting shall be given to each member of the board of directors by the secretary, the president or the member of the board calling the meeting. The notice may be deposited in the United States mail at least seven days before the meeting addressed to the director at the last address he has furnished to the corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time it is mailed. Notice may also be given at least two days before the meeting in person, or by telephone, prepaid telegram, telex, cablegram, facsimile, or radiogram, and such notice shall be deemed to have been given at the time when the personal or telephone conversation occurs, or when the telegram, telex, cablegram, facsimile, or radiogram is either personally delivered to the director or delivered to the last address of the director furnished to the corporation by him for this purpose.

8.  Quorum: Except as provided in subsection 5 of this Article III, a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business at aii meetings of the board of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by law.

9.  Waiver: A written waiver of notice signed by a director entitled to notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

10.  Attendance by Telephone: Any director shall be deemed present at a meeting of directors if that director is present by conference telephone or similar communications equipment which allows all participants to hear and be heard by each other or otherwise participate immediately, fully and continuously during the meeting.

11.  Action by Directors Without a Meeting: Any action required to or which may be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the proposed action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon.

ARTICLE IV. - Committees

The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law. The board of directors may provide, by resolution or amendment to the bylaws, such powers, limitations, and procedures for committees as the board deems advisable.

ARTICLE V. - Officers

1.  Number and Election: The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, who shall be elected by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary. In addition, the president may appoint one or more assistant secretaries or assistant treasurers, and such other subordinate officers as he shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the president.

2.  President: The president shall be the chief executive officer of the corporation and shall preside at all meetings of shareholders and of the board of directors. Subject to the direction and control of the board of directors, he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He may execute contracts, deeds and other instruments on behalf of the corporation as is necessary and appropriate. He shall perform such additional functions and duties as are appropriate and customary for the office of president and as the board of directors may prescribe from time to time.

3.  Vice President: The vice president, or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall be the officer(s) next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and as are prescribed by the board of directors or president. Upon the death, absence or disability of the president, the vice president, or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall perform the duties and exercise the powers of the president.

4.  Secretary: The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his signature), and perform such other functions and duties as are appropriate and customary for the office of secretary as the board of directors or the president may prescribe from time to time.

5.  Assistant Secretary: The assistant secretary, or, if there shall be more than one, the assistant secretaries in the order determined by the board of directors or the president, shall, in the death, absence or disability of the secretary or in case such duties are specifically delegated to him by the board of directors, president or secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as may be prescribed from time to time by the board of directors or the president.

6.  Treasurer: The treasurer shall have control of the funds and the care and custody of all stocks, bonds and other securities owned by the corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of disbursement of the funds of the corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors. He shall perform such other duties and have such other powers as are appropriate and customary for the office of treasurer as the board of directors or president may prescribe from time to time.

7.  Assistant Treasurer: The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors or the president, shall, in the death, absence or disability of the treasurer or in case such duties are specifically delegated to him by the board of directors, president or treasurer, perform the duties and exercise the powers of the treasurer, and shall, under the supervision of the treasurer, perform such other duties and have such other powers as the board of directors or the president may prescribe from time to time.

8.  Removal and Resignation: Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the president may be removed at any time by the board of directors or the president. Any officer may resign at any time by giving written notice of his resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides. Any vacancy occurring in any office, the election or appointment to which is made by the board of directors, shall be filled by the board of directors. Any vacancy occurring in any other office of the corporation may be filled by the president for the unexpired portion of the term.

9.  Compensation: Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer.

ARTICLE VI. - Indemnification

1.      To the fullest extent permitted or provided by the Colorado Business Corporation Act, as amended from time to time, the corporation shall indemnify any person against all liability and expense incurred by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner, or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. In addition to the foregoing obligation of indemnification, and with a view to giving the person covered by these provisions the broadest possible indemnity, the corporation shall also indemnify persons as provided in the succeeding paragraphs of this Article VI.

2.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner, or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

3.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner, or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association or other entity against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; but no such indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and then only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court deems proper.

4.  To the extent that a person entitled to indemnity under paragraph 2 or 3 of this Article VI has been successful on the merits in defense of any action, suit, or proceeding referred to in paragraph 2 or 3 of this Article VI or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

5.  Any indemnification under paragraph 2 or 3 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph 2 or 3. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

6.  Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in paragraph 5 of this Article VI upon receipt of an undertaking by or on behalf of the person seeking the advance to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation against such expenses pursuant to this Article VI.

7.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these articles of incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be in the position that entitled him to such indemnification and shall inure to the benefit of heirs, executors, and administrators of such a person. The provisions of this Article VI shall not be deemed to preclude the corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the shareholders may determine in a specific instance or by resolution of general application.

    8.      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, or trustee, or in any similar managerial or fiduciary position, or as an employee or agent of another corporation, partnership, joint venture, trust, or other entity, or any other person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not he would be entitled to indemnification under the provisions of this Article VI.

ARTICLE VII. - Stock

    1.  Certificates: Certificates representing shares of the capital stock of the corporation shall be in such form as may be approved by the board of directors and shall be signed by the president or any vice president and by the secretary or an assistant secretary, or by any member of the board of directors. All certificates shall be consecutively numbered and the names of the owners, the number of the shares and the date of issue shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face (a) that the corporation is organized under the laws of the State of Colorado, (b) the name of the person to whom issued, (c) the number of shares which the certificate represents (d) the par value of each share represented by the certificate, and (e) any restrictions placed upon the transfer of the shares represented by the certificate.

    2.  Facsimile Signatures: Where a certificate is signed (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before the certificate is issued by the corporation, it may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    3.  Transfers of Stock: Transfers of shares shall be made on the books of the corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the corporation may, in their discretion, require a signature guaranty before making any transfer. The corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of those shares for all purposes, and shall not be bound to recognize any equitable or other claim or interest in the shares on the part of any other person, whether or not the corporation shall have notice of such claim or interest.

ARTICLE VIII. - Seal

    The board of directors may adopt a seal which shall be circular in form and shall bear the name of the corporation and the words "SEAL" AND "COLORADO" which, when adopted, shall constitute the corporate seal of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.

ARTICLE IX. - Fiscal Year

    The board of directors may, by resolution, adopt a fiscal year for this corporation.

ARTICLE X. - Amendment

    These bylaws may at any time and from time to time be amended, supplemented or repealed by the board of directors.